Item 77Q(1)(g)

Touchstone Strategic Trust

The following document is included as an exhibit in the Touchstone Funds Group Trust's Form N-14 filed with the SEC on
January 10, 2014, (SEC Accession No. 0001104659-14-001714) and
is incorporated by reference herein:

Agreement and Plan of Reorganization, with respect to Touchstone
Mid Cap Value Fund and Touchstone Mid Cap Value Opportunities
Fund.